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On September 9, 2009, Candela Corporation (“Candela”) held a joint telephonic conference call and live webcast with Syneron Medical Ltd., a company organized under the laws of the State of Israel (“Syneron”), in connection with its reaching an agreement with Syneron, to combine Candela and Syneron through the merger of Syneron Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Syneron, with and into Candela on the terms and subject to the conditions of an agreement and plan of merger, dated as of September 8, 2009.  The transcript from the joint conference call and live webcast is as follows:

FINAL TRANSCRIPT CLZR - Syneron Medical Ltd. and Candela Corporation to Merge Conference Call Event Date/Time: Sep. 09. 2009 / 12:30PM GMT THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2009 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT Sep. 09. 2009 / 12:30PM, CLZR - Syneron Medical Ltd. and Candela Corporation to Merge Conference Call CORPORATE PARTICIPANTS Louis Scafuris Syneron Medical Ltd. - CEO Gerry Puorro Candela Corporation - President, CEO, Director Fabian Tenenbaum Syneron Medical Ltd. - CFO CONFERENCE CALL PARTICIPANTS Amit Hazan Oppenheimer - Analyst Andy Schopick Nutmeg Securities - Analyst Anthony Vendetti Maxim Group - Analyst Eric Marzucco Dominic and Dominic - Analyst Chris Caravalis Romeo & Juliet - Analyst Dalton Chandler Needham & Co. - Analyst PRESENTATION Operator Good morning, ladies and gentlemen, and welcome to the conference call to discuss the merger between Syneron Medical and Candela Corporation. Before we begin, Syneron and Candela have asked me to read the following Safe Harbor statement on their behalf. During this presentation Syneron and Candela will make certain forward-looking statements related to the transaction and the prospects of Syneron, Candela and the pro forma combined entity. Such forward-looking statements speak only as of the date of this report. Syneron and Candela expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any changes in their expectations with regard thereto or changes in events, conditions or circumstances on which any such statement is based. Such forward-looking statements include, but are not limited to — statements about the timing of the completion of the transaction; the anticipated benefits of the business combined involving Syneron and Candela including the future financial and operating results; the combined companies’ plans, objectives, expectations and intentions and any other statements regarding future expectations, beliefs, goals, plans, or prospects constituting forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact, including statements containing believes, anticipates, plans, expects, may, will, would, intend, estimate and similar expressions should also be considered to be forward-looking statements. Syneron and Candela cautions listeners that any forward-looking information is not a guarantee of future performance and that the actual results could differ materially from those contained in forward-looking information. 1 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2009 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT  Sep. 09. 2009 / 12:30PM, CLZR - Syneron Medical Ltd. and Candela Corporation to Merge Conference Call   Risks, uncertainties and other important factors that could cause actual events to differ materially from these expressed or implied in the forward-looking statements include risks and uncertainties related to the ability to obtain regulatory approvals of the transactions under proposed terms and schedule; the risk that the parties may be unable to complete the transaction because conditions to the closing of the transaction may not be satisfied, including obtaining the approval of the transaction by Candela Corp. stockholders; the risk that the business may not be integrated successfully; the risk that the transaction may involve unexpected costs and unexpected that liabilities; the risk that synergies from the transactions may not be fully realized or may take longer to realize than expected; the risk that [distractions] from the transaction making more difficult to maintain relationships with customers, employees or suppliers; competition and its affect on pricing and revenues; the need to develop new products and adapt to significant technology change; implementation or strategies for improving internal growth; use and protection of intellectual property; dependence on customer capital spending; general worldwide economic conditions and related uncertainty; future legislation; regulatory or text charges as well as other economic, business and/or competitive factors, and the effect of exchange rate fluctuations or international operations and other risks set forth in Candela Corporation’s and Syneron Medical Ltd.’s most recent annual report on Form 10-K and Form 20F respectably as well as the other factors described in the filings that Candela Corp. and Syneron Medical make with the SEC from time to time.  With the Safe Harbor complete let’s begin. Earlier today Syneron and Candela issued a joint press release announcing the merger of the two companies. The press release can be accessed on the investor relations portion of Syneron and Candela’s website. Ladies and gentlemen, Mr. Louis Scafuris, Chief Executive Officer of Syneron Medical. Please go ahead, sir.   Louis Scafuris - Syneron Medical Ltd. - CEO  Thank you, operator, and good morning, everyone. Thank you for joining us on the call today. I’m Louis Scafuris, CEO of Syneron Medical. With us today we have members of both Syneron and Candela’s management team. From Syneron, in addition to myself, we are joined by Shimon Eckhouse, our Chairman of the Board; Chief Financial Officer, Fabian Tenenbaum; and from Candela we’re joined by Chief Executive Officer, Gerry Puorro.  I’m very pleased today to be an announcing the merger of Syneron Medical with Candela Corp. We believe the combination of these two well-respected industry leaders in medical aesthetic devices will create a unique franchise that will be well-positioned to benefit from an improving macroeconomic climate.  Each of the companies has best of breed technologies, products and brands for different applications in different segments of the aesthetic marketplace including every aspect of face and body treatments. The breadth and depth of the merged companies’ product portfolio and channels across market segments vastly improves our competitiveness.  In my opinion we’re at an interesting inflection point as an industry. The global economic environment has created significant headwinds for aesthetic medical device companies selling capital equipment. From the Syneron perspective our company has been affected by our historical reliance on non-core physicians and our limited international business infrastructure, both of which are addressed by this transaction.  The new business climate requires a new type of competitor, one with a global distribution footprint, a broad product portfolio, a responsive service organization and a culture that fosters innovation and efficacy. We believe that this combination creates such a competitor.  The new company will be among the largest aesthetic — medical device in the industry participant by revenue with over $180 million in revenue based on quarter ended June 30, 2009 annualized. The combined company will have both a global presence with approximately 62% of revenue generated from outside the United States as well as a balanced mix between core physicians and non-core physicians within an approximate split of 54% to 46%.  2  THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us  ©2009 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT Sep. 09. 2009 / 12:30PM, CLZR - Syneron Medical Ltd. and Candela Corporation to Merge Conference Call The Company expects to generate a meaningful amount of recurring revenue in the future with Candela service [view] revenue, which represented approximately 35% of their standalone revenue in the quarter ending June, complementing Syneron’s recently announced initiative to shift towards a consumables oriented business model. The combined company will have significant financial strength with greater than $240 million in cash and no debt on a pro forma basis as of June 30, 2009. Often when M&A transactions are announced CEO’s spend a lot of time hyping up the financial synergies and try to quantify the revenue enhancements and cost savings. As we embark upon the Syneron/Candela combination we’ll take a different approach. We’re committed to taking our time to build the right organization for long-term growth and market leadership without a focus on promising immediate synergies that risk causing disruption and sacrificing our ability to take advantage of the opportunities ahead. With the financial strength of our combined company we have the flexibility to take it slowly and steadily to make sure that the integration goes very smoothly and we retain all the unique strengths, customer relationships and brand equity that each party is bringing to the marriage. We will remain focused on the customers and market growth opportunities and will remain diligent and responsive to our people, our customers, our support and our relationship. Before I pass the conversation to Candela’s CEO, Gerry Puorro, I’d like to conclude with a few remarks about the Company that he’s led for the last 15 plus years. Candela has been a pioneer in this industry since the Company was founded nearly 40 years ago. Candela has shipped over 14,000 systems to over 85 countries. Over the years Candela has driven numerous firsts in bringing innovation to the marketplace and has developed a world-class sales, service and manufacturing infrastructure. We have long respected Candela’s leadership and have come to know them as a team of professionals aligned with our values and our vision of building a leading aesthetic company that addresses the needs of our physician customers and the end-user consumers. Given the rich heritage of Candela, maintaining and leveraging the Candela brand in the marketplace is something that we feel is in the best interest of our new company going forward. I look forward to partnering with the Candela management team as we bring Syneron and Candela together. With that I’d like to turn over the discussion to Candela’s CEO, Gerry Puorro. Gerry Puorro - Candela Corporation - President, CEO, Director Thanks, Lou. And as well, good morning to everyone. On behalf of the Board of Directors, the management team at Candela, I’d like to express our confidence in the marriage of this transaction which will provide Candela’s shareholders with an attractive value today as well as an opportunity to participate in the long-term prospects of the combined entity. I will work actively through the transition and will remain a Board member of the combined company and, as well, a shareholder there after. Over the course of our discussions we have come to know Syneron as a team of professionals that share our passion for innovation, quality, efficacy, and customer centric solutions. Each party brings a unique set of attributes that together create a valuable platform for growth and innovation. With respect to innovation you need only to look at what each Candela and Syneron have done over the last few years on a stand-alone basis to get excited about the potential of combining our organizations. Those of you who follow Candela no, Candela has a record slate of new products highlighted by the GentleMax, a multi-wavelength technology integrated aesthetic treatment workstation; the AlexTriVantage, our total tattoo and pigment lasing solution using multi-wavelength technology in conjunction with our new laser pump laser hand piece technology; and most recently the QuadraLASE system which takes fractional CO2 therapy to the next level. On the Syneron front the Company continues to leverage its innovative ELOS combined energy technology with the launch of its eMatrix treatment system, LipoLite laser, assisted lipolysis device and the VelaShape II. Going forward the combined company will be able to capitalize on numerous growth opportunities by exploiting its product pipeline and increasing its presence in fast-growing emerging segments of the market such as body shaping and home-based aesthetic lasers. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2009 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT Sep. 09. 2009 / 12:30PM, CLZR - Syneron Medical Ltd. and Candela Corporation to Merge Conference Call In conclusion, I echo Lou’s sentiments and excitement about this deal. The combination of strategic fit, substantial growth potential makes this a great transaction for both sides and both sets of shareholders. I will now turn the call over to Fabian Tenenbaum, Syneron’s Chief Financial Officer. Fabian Tenenbaum - Syneron Medical Ltd. - CFO Thanks, Gerry. I want to take a few minutes to first review a high-level summary of the key terms of the definitive agreement; and second, make a few comments on how we see the financial aspects of the business going forward. As noted in our press release we have structured the transaction as a 100% stock acquisition of Candela by Syneron. Candela shareholders will receive 0.2911 shares of Syneron common stock for each share of Candela common stock they now own. Based upon the closing stock price of Syneron common stock on September 8, 2009, this represents $2.84 per share of consideration to be received by Candela’s shareholders or a total consideration of approximately $65 million. The consideration represents a premium of approximately 51% to the closing stock price of Candela common stock on September 8, 2009. It is anticipated that the transaction will be tax free to Candela’s shareholders; Syneron shareholders will retain their shares. Upon the completion of the transaction Syneron shareholders would own approximately 80% of the combined company and Candela shareholders would own approximately 20%. Syneron will maintain its corporate headquarters in Israel and North America office in Irvine, California; Candela will operate as a wholly-owned subsidiary of Syneron and maintain their offices in Wayland, Massachusetts as well as subsidiary operation in Australia, France, Germany, Italy, Japan, Portugal, Spain and the United Kingdom. Following the close of the transaction, Lou Scafuris will remain Chief Executive Officer of the combined company, I will remain CFO, and Dr. Shimon Eckhouse will remain Chairman of the Board of Directors. Gerry Puorro will join Syneron’s Board of Directors; the management team for the combined company will be comprised of executives from each organization. The transaction is subject to approval of Candela shareholders as well as customary closing conditions and antitrust approvals including expiration of the applicable waiting period under the Hart-Scott-Rodino antitrust improvement act of 1976 and various country filings. The transaction is expected to close by year-end 2009. Certain Candela insiders representing 3% of the total shares outstanding have agreed to [lock-ups] for six months following the close of the transaction. A few remarks about the financial profile of the combined company. As Lou mentioned, the Company will have pro forma annualized revenue in excess of $180 million based on the quarter ended June 30, 2009, combined sales and service revenues from outside the US account for approximately 62% of the total revenue, the customer mix is well balanced, physicians with sales to core physicians accounting for roughly 55% of revenue and sales to non-core accounting for about 45%. The Company expects to generate a meaningful amount of recurring revenue in the future arising from greater service revenue and consumables. In the challenging recent economic environment both companies have dramatically reduced operating expenses which positions the combined company, post integration, to be profitable and the transaction to be accretive to our earnings as the environment normalizes. Lou, back to you. Louis Scafuris - Syneron Medical Ltd. - CEO Before we open the call for questions I want to reiterate my excitement about the opportunity that this transaction creates. It is our firm belief that bringing these two businesses together will create significant value for our respective shareholders, our customers and our employees. We look forward to updating you on our future successes as time goes on. I will now open up the call for Q&A. Operator? 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2009 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT Sep. 09. 2009 / 12:30PM, CLZR - Syneron Medical Ltd. and Candela Corporation to Merge Conference Call QUESTIONS AND ANSWERS Operator (Operator Instructions). Amit Hazan, Oppenheimer. Amit Hazan - Oppenheimer - Analyst Good morning, guys, and congratulations. I wanted to first just quickly on the deal terms — is there a collar on the deal? And also, is there a breakup fee? Fabian Tenenbaum - Syneron Medical Ltd. - CFO There is no collar on the deal, it’s a fixed exchange ratio and there is a breakup fee. Amit Hazan - Oppenheimer - Analyst Okay. And then can you, just in general terms for maybe those of us that don’t no Candela as well, can you just generally break up for us is the type of products that Syneron sells and the type or products that Candela sells so we understand how much overlap there may be in terms of the actual indications whether it’s hair removal or body contouring — in terms of percentages or just something we can get our hands around so we understand the extent of the overlap in product? Louis Scafuris - Syneron Medical Ltd. - CEO Well, Amit, this is a very interesting question. And as we approach this transaction we look very carefully at any potential overlap that exists. And what we found after careful analysis is as we looked at lost business reports we’re really not competitors at the present point in time. Syneron has been the first mover in face and body and the creation and the evolution of the non-core marketplace. And we have had a footprint in the core marketplace and that court is really the one that Candela has established a franchise over the last 40 years. So in terms of our head-to-head competition and our products really overlapping we have different products for different segments of the market and we have different technologies. The combined company together now represents every potential core competency in dynamic energy. And we look forward to continued innovation as well as increasing the breadth and depth of our products. I’d also like to have Gerry comment on what I’ve just said. Gerry Puorro - Candela Corporation - President, CEO, Director Well, certainly the product portfolio is the most expansive in the industry. But in conjunction with that, if you look at the global footprint and the distribution channels of the combined entity, the combination of product portfolio and powerful distribution channels is a very exciting preposition for the combined company going forward. Amit Hazan - Oppenheimer - Analyst And so maybe we can follow up on that last point. From a geographic standpoint can you give us a little bit more of a sense of whether — maybe it’s from a direct sales versus distribution where the synergies are outside of the US? 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2009 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT Sep. 09. 2009 / 12:30PM, CLZR - Syneron Medical Ltd. and Candela Corporation to Merge Conference Call Louis Scafuris - Syneron Medical Ltd. - CEO Well, we certainly see bundling opportunities of the products. We certainly have distribution channels where we can augment the distribution and look for a revenue enhancement opportunity. And there are clearly some geographies that we have to carefully evaluate where the strength is in the channel and the best way to service the market. So we’re in the process of taking a very detailed look into each individual market as we go through and begin thinking about the integration process. Amit Hazan - Oppenheimer - Analyst But to what extent is Candela direct outside the US in places where Syneron is not and vice versa? Gerry Puorro - Candela Corporation - President, CEO, Director We are direct, we have four offices in Japan, we are direct in Germany, we’re direct in Italy, France, Spain, Portugal and the United Kingdom. Fabian Tenenbaum - Syneron Medical Ltd. - CFO And Syneron really does not sell direct anywhere except in North America and recently with our JV in China. Gerry Puorro - Candela Corporation - President, CEO, Director Right. Louis Scafuris - Syneron Medical Ltd. - CEO Just one additional point. And we’re direct in Canada and Candela is not. Gerry Puorro - Candela Corporation - President, CEO, Director I would also add Australia — excuse me, looking at the list I left Australia off. Amit Hazan - Oppenheimer - Analyst Perfect. And one last question for me. I know you didn’t want to give cost synergy guidance, but can you talk generally about where you see some synergies over at the next one or two years? We recognize you sell to different call points to a large extent, but where are those synergies if we look a little bit longer term? Fabian Tenenbaum - Syneron Medical Ltd. - CFO Well, I think if you’re referring to cost synergies as we discussed in the call and in the press release, we’re really focused right now on making sure we are positioned to capture growth opportunities in the market and I think that’s where we’re headed. Obviously when you take two companies like ours there are some areas of overlap — back-office activities and things of that nature. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2009 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT Sep. 09. 2009 / 12:30PM, CLZR - Syneron Medical Ltd. and Candela Corporation to Merge Conference Call But really no, the critical parts where we go to market and our main initiatives as far as product development, etc., we think there is a lot going on in both companies that we would like to maintain. And in addition, as you probably know, at least from the Syneron side, we’ve taken very aggressive measures over the last six months to cut fat across the organization, our operating expenses have come done drastically. The same is true about Candela. So we feel the operations are lean and mean and really positioned to grow as the environment improves. Amit Hazan - Oppenheimer - Analyst Okay, thanks very much. Operator Andy Schopick, Nutmeg Securities. Andy Schopick - Nutmeg Securities - Analyst Yes, good morning. I’d like to follow the prior question up with respect to the sales force and how you would anticipate merging the sales forces or whether you would be able to leverage Candela’s sales force with Syneron’s distribution channels to basically cross sell products and technologies? Any comment on that? Louis Scafuris - Syneron Medical Ltd. - CEO Well, Andy, I think what was really exciting is when we sat in a room and thought about the revenue enhancement opportunities. In some cases, you’ve got to struggle. Having been through this experience before, you struggle and see what are the five things I can come up with. We found 15 different things which would allow us to get on the offensive and become more competitive in the marketplace to augment both channels by our ability to bundle, leverage what distribution we have, which is unique to individual companies, but in combination we believe increases our competitiveness not only in the core, as well as in the non-core, as well as in the international sector. Andy Schopick - Nutmeg Securities - Analyst Can you be any more specific? Louis Scafuris - Syneron Medical Ltd. - CEO Not at this time. Andy Schopick - Nutmeg Securities - Analyst Okay. What about any comment about the margin, the blended margin of the two companies? Certainly, Candela has had certain issues. And overall, I don’t think its margins historically have been quite as good as what Syneron has been able to produce. Is there any strategy in place to basically improve the overall margin of the blended organization? 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2009 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT Sep. 09. 2009 / 12:30PM, CLZR - Syneron Medical Ltd. and Candela Corporation to Merge Conference Call  Fabian Tenenbaum - Syneron Medical Ltd. - CFO Andy, this is Fabian. Yes, I think first of all, Candela has taken steps recently that will impact margins positively over time. But there is no doubt that there are significant opportunities to expand margins and make some of our sales more accretive. If you just consider, for example, the possibility of selling some of our higher margin technologies through direct operations internationally, receiving immediately the top line or the MSRP to our revenue, you’re talking about very rich transactions that should translate to nice margins and accretion to our earnings.  Louis Scafuris - Syneron Medical Ltd. - CEO One point I would like to add on there is recurring revenues, both in the form of service and disposable. That will be an active initiative to increase our margins in both areas as we carry forward.  Andy Schopick - Nutmeg Securities - Analyst Okay, thank you. Good luck.  Operator Anthony Vendetti, Maxim Group.  Anthony Vendetti - Maxim Group - Analyst Thanks, good morning. First on the customer base. The combined, I guess, customers, if you could give just a breakout how many customers. I know you have sold over 14,000 systems. Is that about — for Candela, Gerry, is that about a little over 10,000 customers?  Gerry Puorro - Candela Corporation - President, CEO, Director It’s 14,000 plus units installed. Do you have the customer number handy? And if I can speak for Fabian, I believe they also have about 14,000 units installed. So the install base I can talk to you at 28,000 plus. I don’t have the total customer base. Many customers have three or four units.  Anthony Vendetti - Maxim Group - Analyst Right, right, right. What I was trying to get at here is what is the ether unique customer base or what percent of the customers have both a Syneron product and a Candela product?  Louis Scafuris - Syneron Medical Ltd. - CEO I would think that that number is — there are certain customers that certainly have a Candela product as well as a Syneron product. But to be able to quantify it at the moment, Anthony, I don’t think we can do it. But there is a portion of the total population that does have both products.  8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2009 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT  Sep. 09. 2009 / 12:30PM, CLZR - Syneron Medical Ltd. and Candela Corporation to Merge Conference Call   Gerry Puorro - Candela Corporation - President, CEO, Director  But as Lou alluded to earlier, we have been focused on the core. We have stayed in the core for many, many years. They have been in recent years less focused. So while there is crossover, there are docs that have both products. The opportunities abound for bringing products into each other’s space.   Anthony Vendetti - Maxim Group - Analyst  Okay. On the manufacturing side, Syneron enjoys an advantage by manufacturing in an enterprise free tax zone in Israel, which significantly lowers their tax. Obviously, Gerry, you are here in the US. Is there thought about moving all manufacturing to Israel, or as you operate Candela as a wholly-owned subsidiary, there will be no change to the manufacturing?   Louis Scafuris - Syneron Medical Ltd. - CEO  I think the byword for the whole integration process is we are going to proceed with great degree of planning, great degree of concern, and caring about not interrupting our customers and our focus on the customers. Clearly I think we will look at opportunities in the future for future products, and we may look at existing products at some point during the process.   Anthony Vendetti - Maxim Group - Analyst  Okay, but right now maintaining status quo. And if Gerry is going to be moving to the board, do you know yet who is going to be running the wholly-owned subsidiary in Wayland?   Gerry Puorro - Candela Corporation - President, CEO, Director  That hasn’t been determined yet.   Anthony Vendetti - Maxim Group - Analyst  Okay.   Fabian Tenenbaum - Syneron Medical Ltd. - CFO  Anthony, just to make sure that we answer your question completely, Syneron’s tax status where we pay no taxes on operational income stays fully in place. And as you know, extends right now until 2017, and we expect it to extend even further.  And as Lou mentioned, as we carefully assess opportunities, there are always ways to extend this tax holiday over potentially revenue of other products.   Anthony Vendetti - Maxim Group - Analyst  Now extending that, if you can refresh my memory here, Fabian, is basically as long as you continue to manufacture in this enterprise free zone, it’s — I don’t want to say a formality — but it is a pretty standard process to be able to extend that, correct?   9  THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us  ©2009 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT Sep. 09. 2009 / 12:30PM, CLZR - Syneron Medical Ltd. and Candela Corporation to Merge Conference Call  Fabian Tenenbaum - Syneron Medical Ltd. - CFO That is about right. It is a law in Israel that really allows us to develop and manufacture devices in what is called a preferred industrial area. And as we continue to develop and manufacture our product in that area, we can enjoy the benefit. In addition, there is other tax optimization that I believe will take place. There are significant NOLs on Candela’s books that will benefit us in the future. We have started putting a lot of work into this and we really think we can optimize the combined entity significantly.  Anthony Vendetti - Maxim Group - Analyst Okay. I’m saving my most important question for last. Palomar, obviously Palomar has stated that they’re reinitiating the lawsuits against both you and Candela. Can you speak to — A, how you intend to proceed with that; B, what you expect your legal expenses to be as a combined entity and what your potential liability is?  Fabian Tenenbaum - Syneron Medical Ltd. - CFO Let me try to answer that question. First of all, yes, there is a lawsuit out there, as everyone on this call knows. We, as we stated before and so has Candela, we do not believe our products infringe any valid patents out there and our opinion on that matter did not change. Obviously we’re a bit limited in what we can comment on the subject, but given the fact that we don’t believe we infringed any valid patents we really don’t consider any significant liability out there. And as far as legal expenses, we’ll have to see how the process continues, but I expect — if the process does continue I expect legal fees to be standard for these type of procedures.  Anthony Vendetti - Maxim Group - Analyst Would you request to join or — Palomar may even request to join the two lawsuits together which would potentially at least lower your legal expenses instead of fighting it on two fronts once the transaction is completed?  Fabian Tenenbaum - Syneron Medical Ltd. - CFO Yes, unfortunately, Anthony, I don’t think we can comment anymore on this subject.  Anthony Vendetti - Maxim Group - Analyst Okay, sure, I understand. All rights, great. Thanks, guys.  Operator Eric Marzucco, Dominic and Dominic.  Eric Marzucco - Dominic and Dominic - Analyst Good morning, guys. I wanted to know, was there and an auction process held for Candela?  10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2009 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT Sep. 09. 2009 / 12:30PM, CLZR - Syneron Medical Ltd. and Candela Corporation to Merge Conference Call  Fabian Tenenbaum - Syneron Medical Ltd. - CFO I believe that Candela had a strategic process in the past, but this was not through an auction.  Eric Marzucco - Dominic and Dominic - Analyst Okay. So this part — was this just a one-on-one negotiated process?  Fabian Tenenbaum - Syneron Medical Ltd. - CFO That is correct.  Eric Marzucco - Dominic and Dominic - Analyst Okay, thank you very much.  Operator [Chris Caravalis], Romeo & Juliet.  Chris Caravalis - Romeo & Juliet - Analyst Gentlemen, congratulations. I’m quite surprised, pleasantly surprised. I think it’s a good combination; there are a lot of cost synergies and I think the products are really complementary. I think this is one combination where one and one equals three. Having said that, I have a few questions, namely to you, Gerry. Why now? Why did you feel you needed a partner now? You had a good quarter, you guys turned a profit, you have decent prospects for the future. Yes, I know the industry is challenging. But why now? If I may ask you, and I have a few other questions afterwards.  Gerry Puorro - Candela Corporation - President, CEO, Director Well, the opportunity presented itself to combine what we both view as the best in class companies with complementary products, complementary market segments. The fact that it’s 100% stock for stock and the Candela shareholders, like you and I, Chris, have the opportunity not only to a significant premium when it closes, but to the upside of the combined entity. As this world’s recession abates we think that this combined entity will be well positioned to take advantage of that with its powerful product portfolio and its profitable distribution channels. So, when opportunity knocks once in a great while you’re wise to take advantage of it. And we think that we’re being wise for us and the Candela shareholders and the Syneron shareholders.  Chris Caravalis - Romeo & Juliet - Analyst Yes. Could you possibly tell me how long has this been in the works? If I may ask (multiple speakers) one on one.  Gerry Puorro - Candela Corporation - President, CEO, Director I don’t know that I can answer that.  11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2009 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT Sep. 09. 2009 / 12:30PM, CLZR - Syneron Medical Ltd. and Candela Corporation to Merge Conference Call  Chris Caravalis - Romeo & Juliet - Analyst Okay. Mr. Scafuris, again congratulations. I just have a question, a follow up to something you said. Regarding litigation with Palomar, both of you now, you have a combined approach, I assume you don’t believe that this is a valid issue. Question, you said if the litigation continues there may be such and such legal fees. Is there a chance for settlement? Have you thought of this or are you totally against settlement and you will go to court and you will challenge this situation? Louis Scafuris - Syneron Medical Ltd. - CEO First off I would just like to say that it was from Mr. Tenenbaum who covered that issue and I have no further comment.  Chris Caravalis - Romeo & Juliet - Analyst Okay, very good. Another question. Regarding voting approval of this transaction, what percentage is needed for this transaction to be approved by the Candela shareholders? Approximately.  Gerry Puorro - Candela Corporation - President, CEO, Director I believe it’s a majority, am I correct?  Fabian Tenenbaum - Syneron Medical Ltd. - CFO It’s the majority of the outstanding (multiple speakers).  Chris Caravalis - Romeo & Juliet - Analyst So about 50% or 67% or —?  Gerry Puorro - Candela Corporation - President, CEO, Director I believe that 51% is — am I correct on that? Yes. Everybody is nodding yes, 51%.  Chris Caravalis - Romeo & Juliet - Analyst Okay. Well again, thank you very much. Congratulations and all the best. Thank you.  Operator Dalton Chandler, Needham & Co.  Dalton Chandler - Needham & Co. - Analyst Good morning. I just wanted to make — maybe clarify the tax issue. If I understand this correctly the tax holiday only applies to products that are actually manufactured in Israel. So you will be paying taxes on Candela products manufactured in Massachusetts, is that correct?  12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2009 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT Sep. 09. 2009 / 12:30PM, CLZR - Syneron Medical Ltd. and Candela Corporation to Merge Conference Call  Fabian Tenenbaum - Syneron Medical Ltd. - CFO That is correct. Products from Candela manufactured in Massachusetts we’ll continue to pay taxes in the US. What we were discussing were longer-term opportunities to evaluate potentially migrating some IP if that makes sense for the overall organization.  Dalton Chandler - Needham & Co. - Analyst Okay. And could you comment on how you’re looking at brand management going forward? And to the extent that you’ve been selling largely to different call points and maybe there are different perceptions about one company versus the other and different call products. I mean, how will you look at that going forward?  Louis Scafuris - Syneron Medical Ltd. - CEO Both brands will remain. We will continue to maintain the Candela brand and we’ll continue to maintain the Syneron brand. And we’ll also continue to develop products by both the Candela R&D team as well as the Syneron R&D team because we do have expertise with different types of technologies. We will look as well for collaborative development efforts as we move down the road. But it’s integral and a cornerstone of this transaction that we are going to maintain both brands.  Dalton Chandler - Needham & Co. - Analyst So I guess the question I’m asking is, for example, would you expect to cross sell the Syneron brand into the Candela installed base? Or would Syneron technology start to show up under the Candela brand?  Louis Scafuris - Syneron Medical Ltd. - CEO Well, I would think there’s going to be certain low hanging fruit, certain opportunities. Certainly we have a very strong position in the body contouring marketplace that in a competitive situation it may make a lot of sense to bundle some product to sell to a particular customer to improve our competitive offering. And these details and nuances are something that we’re artfully and carefully going to work through with our integration teams and to be able to give to our customers complete breadth and depth of our offering.  Dalton Chandler - Needham & Co. - Analyst Okay. And then just a final question. Is Gerry joining the Board the only change to the Board of Directors?  Fabian Tenenbaum - Syneron Medical Ltd. - CFO Yes, that is right, that is correct.  Dalton Chandler - Needham & Co. - Analyst Okay. All right, thanks a lot. Congratulations.  13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2009 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT Sep. 09. 2009 / 12:30PM, CLZR - Syneron Medical Ltd. and Candela Corporation to Merge Conference Call  Operator I’m showing no further questions at this time.  Louis Scafuris - Syneron Medical Ltd. - CEO Again, I’d like to thank everyone for joining us on this very exciting day. We look forward to updating you on our future successes as time goes on. Operator?  Operator Thank you, sir. Syneron and Candela have asked me to read on their behalf the following statement regarding the availability of additional information. Important additional information will be filed with the SEC. In connection with the combination of Syneron Medical Ltd. and Candela Corp. pursuant to an agreement and plan of merger, Syneron Medical will file with the Securities and Exchange Commission a registration statement on Form F4 which will include a proxy statement of Candela Corp. and in prospective of Syneron Medical, other relevant materials in connection with the proposed transactions. Candela Corp. will file the same proxy statement prospectus with the SEC as well as mailing to Candela Corp. stockholders. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available because these materials will contain important information about Candela Corp., Syneron Medical and the proposed transaction. The proxy statement, prospectus and other relevant materials and any and all documents filed with the SEC may be obtained free of charge at the SEC’s website at www. SEC. gov. In addition, free copies of the documents filed with the SEC by Candela Corp. will be available on the investor relations portion of Candela Corp.’s website at www. CandelaLaser. com. Free copies of the documents filed with the SEC by Syneron Medical will be available on the investor relations of Syneron Medical’s website at www. Syneron.com. Investors and security holders are urged to read the proxy statement, prospectus and other relevant materials when they become available before making any voting or investment decisions with respect to the proposed transaction. Candela Corp., Syneron Acquisition Sub, Inc., Syneron Medical and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Candela Corp. in connection with the merger. Information about executive officers and directors of Candela Corp. and the ownership of Candela Corp. common stock is set forth in Candela Corp.’s proxy statement, which was filed with the SEC on November 12, 2008 and is supplemented by other public filings made — to be made with the SEC. Information about executive officers and directors of Syneron Medical Ltd. is set forth in Syneron Medical Ltd.’s annual report on Form 20F for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on March 24, 2009 and is supplemented by other public filings made and to be made with the SEC. Investors and security holders may obtain additional information regarding their direct and indirect interest of Candela Corp., Syneron Acquisition Sub, Inc., Syneron Medical Ltd. and other prospective executive officers and directors in the merger are reading the proxy statement, prospectus and other filings documents referred to above. Ladies and gentlemen, thank you for participating in today’s conference. This concludes our program for today. You may all disconnect and have a wonderful day.  14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2009 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

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